Exhibit 99.1

StoneMor Partners L.P. Announces Operating Results for the 2007 Third Quarter

BRISTOL, PA—(Marketwire - November 09, 2007) - StoneMor Partners L.P. (NASDAQ: STON) today announced its operating results for the third quarter ended September 30, 2007.

The following table summarizes selected comparative items that the Company believes are representative of its operating performance for the periods presented.

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2006	2007	2006	2007
Total Revenues	$26,785	$35,376	$81,729	$106,580
Operating Profit	$3,342	$2,495	$9,546	$11,137
Net Income (loss)	$1,059	$(7)	$3,080	$4,005
Distributable Free Cash Flow (a)	$6,867	$4,435	$12,578	$15,195

(a)	This is a non-GAAP financial measure, as defined by the Securities and Exchange Commission. Please see the reconciliation to GAAP measures within this press release.

The Company is pleased to report significant improvements in all aspects of our operations during the third quarter 2007. The total revenue increase for the quarter was approximately 32% and, for the nine months, approximately 30%. The increase in revenues is primarily attributable to the large acquisition the Company consummated during September 2006 and two smaller acquisitions consummated during 2007. Even though operating profits declined from $3.3 million in the third quarter of 2006 to $2.5 million in the third quarter of 2007, there were three items of significance included in the 2007 operating results that are not included in the 2006 operating results.

•

As indicated in previous quarters, the Company has been accruing a non-cash charge for compensation in the form of units that were issued to its employees in the fourth quarter of 2006. Under current GAAP, the Company is required to accrue a non-cash charge against its earnings over the anticipated vesting benefit period. This non-cash charge commenced in the fourth quarter 2006 and continues through the third quarter of 2009. That charge for the September 2007 quarter is $1.8 million, with no comparable 2006 amount.

•

Additionally, the company refinanced its debt obligations with its major banks during August 2007 and, as such, was required to write off $157,000 in non-cash loan acquisition costs for its previous debt issuance. There is no similar 2006 charge.

•

The Company is consistently searching out new companies to acquire. In this connection, we have for the past year and a half been actively engaged in the process of attempting to acquire 28 cemeteries from the state of Michigan. In that regard, we spent considerable costs in the legal due diligence effort and were not successful in acquiring those properties. As a result, we have taken a charge of $551,000 in the third quarter 2007, with no comparable 2006 amounts. While this amount is non-cash in the quarter, it does represent cash expended in prior periods.

These three items total $2.5 million. When added to the Company’s operating profit of $2.4 million, they indicate an improvement in normal operations of 49% over the comparable period in 2006. As part of this improvement in operating profit, our funeral homes improved by more than 90%. This improvement is also related to acquisitions consummated during the fourth quarter 2006. While still small (less than 10% of our overall operating profit), we expect our funeral homes to be greater contributors to operating profit in the future. The majority of cost increases in the quarterly financial statements are related to acquisitions.

As discussed previously, much of the Company’s growth has been and will be related to future acquisitions of cemeteries and funeral homes. When these entities are acquired, most of the expenses flow through into the earnings statement, but most of the revenues fall into the deferred revenue category on the balance sheet. As products are purchased, revenues are realized. The Company is now starting to realize the revenues from the major acquisitions consummated last year, as it takes six to nine months for this process to evolve.

Many of the factors previously indicated for the September quarter also affect the year-to-date operating results. While the Company’s revenues increased approximately 30%, including over 100% increase in funeral home revenues, operating profits increased only 17%. Included in the nine-month numbers (as included in the quarterly numbers) is $157,000 in financing costs, $4.113 million in non-cash compensation costs, and $551,000 in costs related to the Michigan acquisition. There were no similar costs during 2006. Excluding those items, operating profits increased in excess of 67%. Interest expense increased both for the quarter and the nine months, primarily related to borrowings for acquisitions and an increase in interest rate. Recognition of non-cash compensation has no current income tax benefit, which is one of the reasons we have a disproportionate tax provision.

Operating Statistics

Operating statistics are important in the Company’s evaluation of the success of its performance. The Company believes the following statistics are the most important.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2006	2007	2006	2007
Interments performed	6,116	6,992	18,704	21,740
Cemetery revenues per interment performed	$4,197	$4,734	$4,172	$4,543
Aggregate value of contracts written*	$27,126	$33,797	$85,390	$104,178
Average dollar amount per contract	$2,138	$2,212	$2,135	$2,202
Total interment rights sold	4,105	4,811	11,994	16,538

*	in thousands

The improvement in interments performed is primarily related to the Company’s acquisitions completed in September 2006, the properties of which were not included in the third quarter 2006 operating results. The increase in cemetery revenues per interment performed reflects the implementation of the Company’s operating policies on the newly acquired properties. The aggregate value of contracts written increased primarily as a result of additional contracts written related to the acquisition mentioned above. The aggregate value of contracts written adds to the Company’s deferred revenue, which increases the backlog of revenue to be recognized in the future.

The increase in the average dollar amount per contract is primarily a result of inflation on our prices over the past year. We generally find that inflation around 3% is reasonable for the Company’s business.

Distributable Free Cash Flow

The company defines distributable free cash flow as net cash provided by operating activities before appropriate reserves, if any, less maintenance capital expenditures and other expenditures not related to normal operating activities during the period presented. A reconciliation between net cash provided by operating activities (the GAAP financial measure the company believes is most directly comparable to distributable free cash flow) and distributable free cash flow for the quarters ended September 30, 2006 and 2007 follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2006	2007	2006	2007
Net cash provided by operating activities	$10,984	$5,046	$16,443	$14,777
Maintenance capital expenditures	$(703)	$(251)	$(2,443)	$(1,412)
Payments on account of 2006 receivable collection program	$(2,800)		$(2,800)
Annual expenses paid, less quarterly reserves	$(614)	$(360)	$1,378	$1,830

Distributable free cash flow	$6,867	$4,435	$12,578	$15,195

Annual expenses paid, less quarterly reserves in the chart above reflect an attempt to normalize certain items where more than one quarter’s expense was included in the third quarter. Included in the amount are allocations for bonuses and taxes, the total of which is usually paid annually, and other expenses in which annual expenses are paid in one quarter. During the third quarter of 2006, the Company conducted a special receivables collection effort and collected over $6mm. During the fourth quarter 2006, $2.8mm was deposited into trust related to this collection effort.

Distributable free cash flow is a non-GAAP financial measure, as defined by the Securities and Exchange Commission. Please see the discussion of non-GAAP financial measures within this press release.

Investors’ Conference Call

An investors’ conference call to review the 2007 third quarter results (which will be released before this call) on Friday, November 9, 2007, at 4:00 p.m. Eastern Time. The conference call can be accessed by calling (888) 662-9069. An audio replay of the conference call will be available by calling (800) 633-8284 through 6:00 p.m. Eastern Time on November 23, 2007. The reservation number for the audio replay is as follows: 21352610. The audio replay of the conference call will also be archived on StoneMor’s website at http://stonemor.com.

About StoneMor Partners L.P.

StoneMor Partners L.P., headquartered in Bristol, Pennsylvania, is an owner and operator of cemeteries and funeral homes in the United States, with 178 cemeteries and 27 funeral homes in 21 states. StoneMor is the only publicly traded deathcare company structured as a partnership. StoneMor’s cemetery products and services, which are sold on both a pre-need (before death) and at-need (at death) basis, include: burial lots, lawn and mausoleum crypts, burial vaults, caskets, memorials, and all services which provide for the installation of this merchandise.

For additional information about StoneMor Partners L.P., please visit StoneMor’s website, and the Investor Relations section, at http://stonemor.com.

Forward-Looking Statements

Certain statements contained in this press release, including, but not limited to, information regarding the status and progress of the Company’s operating activities, the plans and objectives of the Company’s management, assumptions regarding the Company’s future performance and plans, and any financial guidance provided, as well as certain information in other filings with the SEC and elsewhere, are forward-looking statements within the meaning of Section 27A(i) of the Securities Act of 1933 and Section 21E(i) of the Securities Exchange Act of 1934. The words “believe,” “may,” “will,” “estimate,” “continues,” “anticipate,” “intend,” “project,” “expect,” “predict,” and similar expressions identify these forward-looking statements. These forward-looking statements are made subject to certain risks and uncertainties that could cause actual results to differ materially from those stated, including, but not limited to, the following:

uncertainties associated with future revenue and revenue growth; the impact of the Company’s significant leverage on its operating plans; the ability of the Company to service its debt; the Company’s ability to attract, train and retain an adequate number of sales people; uncertainties associated with the volume and timing of pre-need sales of cemetery services and products; variances in death rates; variances in the use of cremation; changes in political or regulatory environments, including potential changes in tax accounting and trusting policies; the Company’s ability to successfully implement a strategic plan relating to producing operating improvement, strong cash flows and further deleveraging; uncertainties associated with the integration or the anticipated benefits of the acquisition of assets in September 2006; and various other uncertainties associated with the deathcare industry and the company’s operations in particular.

When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements set forth in our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q filed with the SEC. We assume no obligation to publicly update or revise any forward-looking statements made herein or any other forward-looking statements made by us, whether as a result of new information, future events, or otherwise.

StoneMor Partners L.P.

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	December 31, 2006	September 30, 2007
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$9,914	$13,228
Accounts receivable, net of allowance	22,968	23,058
Prepaid expenses	2,801	3,498
Other current assets	2,533	3,966

Total current assets	38,216	43,750

LONG-TERM ACCOUNTS RECEIVABLE—net of allowance	36,878	39,156
CEMETERY PROPERTY	171,714	173,110
PROPERTY AND EQUIPMENT, net of accumulated depreciation	29,027	28,307
MERCHANDISE TRUSTS, restricted, at fair value	147,788	147,487
PERPETUAL CARE TRUSTS, restricted, at fair value	168,631	166,245
DEFERRED FINANCING COSTS—net of accumulated amortization	1,242	3,471
DEFERRED SELLING AND OBTAINING COSTS	33,478	35,336
OTHER ASSETS	51	371

TOTAL ASSETS	$627,025	$637,233

LIABILITIES AND PARTNERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable and accrued liabilities	$11,345	$11,588
Accrued interest	361	501
Current portion, long-term debt	1,388	667

Total current liabilities	13,094	12,756

LONG-TERM DEBT	102,104	115,034
DEFERRED CEMETERY REVENUES, net	196,103	201,742
MERCHANDISE LIABILITY	45,805	49,528

TOTAL LIABILITIES	357,106	379,060

COMMITMENTS AND CONTINGENCIES
NON-CONTROLLING INTEREST IN PERPETUAL CARE TRUSTS	168,631	166,245

PARTNERS’ EQUITY
General partner	1,382	1,785
Limited partners:
Common	71,700	66,518
Subordinated	28,206	23,625

Total partners’ equity	101,288	91,928

TOTAL LIABILITIES AND PARTNERS’ EQUITY	$627,025	$637,233

See accompanying notes to the Condensed Consolidated Financial Statements in Form 10-Q Report for the quarter ended September 30, 2007.

StoneMor Partners L.P.

Condensed Consolidated Statement of Operations

(in thousands, except unit data)

(unaudited)

	Three months ended September 30,			Nine months ended September 30,
	2006	2007		2006	2007
Revenues:
Cemetery
Merchandise	$13,303		$19,477	$41,458	$57,338
Services	6,182		7,188	18,524	21,523
Investment and other	6,185		6,438	18,043	19,913
Funeral home
Merchandise	477		1,110	1,656	3,442
Services	638		1,163	2,048	4,364

Total revenues	26,785		35,376	81,729	106,580

Costs and Expenses:
Cemetery cost of goods sold (exclusive of depreciation shown separately below):
Perpetual care	794		845	2,377	2,685
Merchandise and Services	2,735		4,054	8,287	11,802
Cemetery expense	5,983		7,933	17,985	22,593
Selling expense	5,270		7,145	16,689	21,860
General and administrative expense	3,105		4,031	9,255	11,462
Corporate overhead (including $1,774 and $4,113 in stock-based compensation for the three and nine months ended September 30, 2007)	3,772		5,821	12,006	16,054
Depreciation and amortization	842		1,111	2,588	2,900
Funeral home expense
Merchandise	186		344	589	1,198
Services	426		1,041	1,374	3,057
Other	330		556	1,033	1,833

Total cost and expenses	23,443		32,881	72,183	95,444

OPERATING PROFIT	3,342		2,495	9,546	11,136

EXPENSES RELATED TO REFINANCING	—		157	—	157

INTEREST EXPENSE	1,860		2,263	5,375	6,441

INCOME BEFORE INCOME TAXES	1,482		75	4,171	4,538
INCOME TAXES:
State	130		106	385	384
Federal	293		(24)	706	149

Total income taxes	423		82	1,091	533

NET INCOME (LOSS)	$1,059		$(7)	$3,080	$4,005

General partner’s interest in net income for the period	$21	$	()	$62	$81

Limited partners’ interest in net income for the period
Common	$536		$(4)	$1,558	$2,083
Subordinated	$502		$(3)	$1,460	$1,840

Net income per limited partner unit (basic and diluted)	$.12		$(.00)	$.34	$.46

Weighted average number of limited partners’ units outstanding (basic and diluted)	8,767		9,036	8,763	9,036

See accompanying notes to the Condensed Consolidated Financial Statements in Form 10-Q Report for the quarter ended September 30, 2007.

StoneMor Partners L.P.

Condensed Consolidated Statement of Cash Flows

(in thousands)

(unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2006	2007	2006	2007
OPERATING ACTIVITIES:
Net income (loss)	$1,059	$(7)	$3,080	$4,005
Adjustments to reconcile net income to net cash provided by operating activity:
Cost of lots sold	1,048	1,186	3,258	3,536
Depreciation and amortization	842	1,111	2,588	2,900
Stock-based compensation	—	1,774	—	4,113
Other non cash	73	—	376	—
Changes in assets and liabilities that provided (used) cash:				—
Accounts receivable	9,703	2,211	9,828	(2,940)
Allowance for doubtful accounts	(284)	(720)	500	804
Merchandise trust fund	(550)	154	(1,419)	(138)
Prepaid expenses	(263)	(379)	(583)	(696)
Other current assets	(1,071)	(192)	(1,085)	(644)
Other assets	—	(24)	(57)	(140)
Accounts payable and accrued and other liabilities	185	116	(1,755)	(2,493)
Deferred selling and obtaining costs	(842)	(370)	(2,528)	(1,662)
Deferred cemetery revenue	2,748	2,317	9,147	10,465
Merchandise liability	(1,664)	(2,131)	(4,907)	(2,333)

Net cash provided by operating activities	10,984	5,046	16,443	14,777

INVESTING ACTIVITIES:
Cost associated with potential acquisitions	864	(287)	(20)	(1,323)
Purchase of Subsidiaries, net of common units issued	(9,214)	(2,501)	(9,214)	(2,501)
Additions to cemetery property	(452)	(515)	(2,920)	(1,676)
Divestiture of funeral home	—	—	2,091	—
Additions to property and equipment	(251)	(251)	(1,778)	(1,223)

Net cash used in investing activities	(9,053)	(3,554)	(11,841)	(6,723)

FINANCING ACTIVITIES:
Cash distribution	(4,290)	(4,752)	(12,828)	(13,972)
Additional borrowings on long-term debt	11,848	40,431	16,224	45,921
Repayments of long-term debt	(51)	(32,788)	(661)	(33,709)
Sale of partner units	120	—	120	—
Cost of financing activities	—	(2,714)	—	(2,980)

Net cash provided by (used in) financing activities	7,627	177	2,855	(4,740)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	9,558	1,669	7,457	3,314
CASH AND CASH EQUIVALENTS—Beginning of period	4,824	11,559	6,925	9,914

CASH AND CASH EQUIVALENTS—End of period	$14,382	$13,228	$14,382	$13,228

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid during the period for interest	$1,870	$2,135	$5,330	$6,721

Cash paid during the period for income taxes	$11	$1,378	$3,035	$3,257

NON-CASH INVESTING AND FINANCING ACTIVITIES
Issuance of limited partner units to fund cemetery acquisition	$5,875	$—	$5,875	$—

See accompanying notes to the Condensed Consolidated Financial Statements in Form 10-Q Report for the quarter ended September 30, 2007.